UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Akebia Therapeutics to Host Stockholder Information Session to Discuss Rationale for Reverse Stock Split

Webcast Scheduled for Friday, April 21 at 8:00 a.m. ET

Stockholders are invited to submit questions in advance

CAMBRIDGE, Mass. – April 14, 2023 – Akebia Therapeutics, Inc. (Nasdaq: AKBA), a biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease, today announced that it will host a stockholder information session on Friday, April 21 at 8:00 a.m. ET to discuss its upcoming special meeting of stockholders (Special Meeting) to seek stockholder approval to, among other things, effect a reverse stock split of Akebia’s outstanding common stock, which Akebia believes would allow it to regain compliance with the Nasdaq Stock Market’s (Nasdaq) minimum bid price rule and avoid delisting.

A letter to stockholders to discuss the reverse stock split proposal will be available via the Investors section of Akebia’s website at: https://ir.akebia.com/.

The Special Meeting is being held on Thursday, May 4 at 10:00 a.m. ET at www.virtualshareholdermeeting.com/AKBA2023SM. The record date for the Special Meeting continues to be the close of business on February 16, 2023. Akebia’s board of directors strongly recommends that stockholders vote “FOR” each of the proposals presented at the Special Meeting.

If you need assistance in voting your shares or have questions regarding the Special Meeting, please contact Akebia’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

Stockholders are invited to register for the webcast and to submit questions in advance for Akebia leadership to address during the Stockholder Information Session. To submit a question, stockholders should email IR@akebia.com by Wednesday, April 19 and include the subject line: Question for Stockholder Information Session.

Webcast Registration

A live webcast of Akebia’s Stockholder Information Session will be available via the Investors section of Akebia’s website at: https://ir.akebia.com/ or click here to register.

An online archive and a transcript of the webcast will be available via the Investors section of Akebia’s website at http://ir.akebia.com following the live webcast.

Additional Information and Exercising Your Vote

On March 17, 2023, Akebia filed with the SEC revised proxy materials, including a revised proxy card. The proxy materials have been mailed to stockholders and the revised proxy card contains instructions on how to cast your vote via the Internet or by phone. The revised proxy statement and revised proxy card are available at www.proxyvote.com. The revised proxy materials are also available on the SEC’s website at www.sec.gov.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AKBA2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

About Akebia Therapeutics

Akebia Therapeutics, Inc. is a fully integrated biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease. Akebia was founded in 2007 and is headquartered in Cambridge, Massachusetts. For more information, please visit our website at www.akebia.com, which does not form a part of this release.

Forward Looking Statements

Statements in this press release regarding Akebia Therapeutics, Inc.’s (Akebia’s) strategy, plans, prospects, expectations, beliefs, intentions and goals are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and include, but are not limited to, statements regarding: Akebia’s plans to effect a reverse stock split, if necessary and approved by stockholders at the Special Meeting, and regaining compliance with Nasdaq requirements. The terms “expect,” “intend,” “believe,” “plan,” “goal,” “potential,” “will,” “continue,” derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to, risks associated with the voting results on any proposal submitted to Akebia’s stockholders. Other risks and uncertainties include those identified under the heading “Risk Factors” in Akebia’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings that Akebia may make with the U.S. Securities and Exchange Commission in the future. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and, except as required by law, Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this press release.

Akebia Therapeutics Contact

Mercedes Carrasco

mcarrasco@akebia.com

Proxy Solicitor Contact

MacKenzie Partners, Inc.

proxy@mackenziepartners.com

(800) 322-2885

###